Exhibit 99.1

Ocwen Financial Corporation®

Ocwen Files Amendment No. 1 to 2016 Annual Report on Form 10-K to Amend Note 26 – Contingencies

Also Files its Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 31, 2017

WEST PALM BEACH, FL, May 16, 2017 – Ocwen Financial Corporation (NYSE:OCN) (Ocwen, the Company, we, us or our) yesterday filed Amendment No. 1 (Amendment) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (Original Form 10-K) to restate our previously issued consolidated financial statements for the year ended December 31, 2016. The Amendment is related to a confidential memorandum of understanding (MOU) with the Multistate Mortgage Committee (MMC), which was confidential under various state laws until made public by certain state regulators on April 20, 2017, and to certain actions undertaken by state regulators on April 20, 2017 and subsequently.

The Amendment did not result in any changes to the Company’s consolidated financial statements and related footnote disclosure, other than the changes to the disclosure in Note 26 – Contingencies. Except as described above, the Amendment does not amend, update or change any other items or disclosures in the Original Form 10-K and does not reflect any information or events subsequent to the initial filing date of the Original Form 10-K.

In addition, in connection with the Amendment, management re-evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of December 31, 2016. Management has concluded that the Company’s disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2016 solely due to a material weakness that resulted in the failure to provide disclosure of the MOU. The Company is evaluating the necessary changes to its controls to remediate this weakness and expects to provide an update in its June 30, 2017 Form 10-Q.

Yesterday, Ocwen also filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse impacts on the Company as a result of it filing an amended 2016 Annual Report on Form 10-K with the Securities and Exchange Commission (SEC) or a Form 12b-25 in connection with its first quarter 2017 Quarterly Report on Form 10-Q, including adverse impacts due to reactions to such events by lenders, rating agencies, vendors or other counterparties, regulators or others; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the SEC, the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders and others; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants, including the financial and other covenants contained in them; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its amended 2016 Annual Report on Form 10-K/A and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com